Exhibit 23.3

CONSENT OF AMEC FOSTER WHEELER PERÚ S.A.

We refer to our reports entitled “Cerro Lindo Polymetallic Mine, Chavín District, Chincha Province, Perú, US SEC Industry Guide 7 Report”, “Cerro Lindo Polymetallic Mine Chavín District, Chincha Province, Perú, NI 43-101 Technical Report on Operations”, “Morro Agudo Project, Minas Gerais State, Brazil, US SEC Industry Guide 7 Report”, “Morro Agudo Project, Minas Gerais State, Brazil, NI 43-101 Technical Report on Preliminary Economic Assessment”, “Vazante Polymetallic Operations, Minas Gerais State, Brazil, US SEC Industry Guide 7 Report” and “Vazante Polymetallic Operations, Minas Gerais State, Brazil, NI 43-101 Technical Report on Operations” (the “Technical Reports”) as referenced in the registration statement on Form F-1 of VM Holding S.A. (the “Registration Statement”).

We hereby consent to the use of our firm name under the heading “Experts” in the Registration Statement and to the summary of the Technical Reports included in the Registration Statement and any amendment thereto, including post-effective amendments.

/s/Amec Foster Wheeler Perú S.A.
Amec Foster Wheeler Perú S.A.
September 21, 2017